EXHIBIT 10.1




                               INDEMNITY AGREEMENT


         THIS INDEMNITY AGREEMENT, dated as of ________________, 199_____, between The PRIMA Group International, Inc., a Delaware corporation (the "Corporation"), and ____________________________ (the "Indemnitee"),

                              W I T N E S S E T H:

         WHEREAS, Indemnitee is a member of the board of directors of the Corporation (the "Board of Directors") or is an officer of the Corporation, and in such capacity is performing a valuable service for the Corporation; and

         WHEREAS, the Corporation's Bylaws (the "Bylaws") provide various rights to directors and officers of the Corporation with respect to indemnification and advancement of expenses; and

         WHEREAS, the Bylaws specifically provide that the rights provided therein shall not be deemed exclusive of any other rights to those seeking indemnification or the advancement of expenses under any agreement or vote of Disinterested Directors; and

         WHEREAS, in order to provide greater certainty with respect to Indemnitee's rights of indemnification and advancement of expenses and thereby induce Indemnitee to serve, continue to serve, and take on additional service for or on behalf of the Corporation; and

         WHEREAS, it is intended that Indemnitee shall be paid promptly by the Corporation all amounts necessary to effectuate in full the indemnity provided herein;

         NOW, THEREFORE, in consideration of the premises and the covenants in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Services by Indemnitee. Indemnitee agrees to serve as a director or officer of the Corporation so long as he or she is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws of the Corporation or any subsidiary of the Corporation and until such time as he or she resigns or fails to stand for election or is removed from his or her position. Indemnitee may at any time and for any reason resign or be removed from such position (subject to any other contractual obligation or other obligation imposed by operation of law), in which event the Corporation shall have no obligation under this Agreement to continue Indemnitee in any such position.

         2.       Indemnification.

         (a) The Corporation shall indemnity Indemnitee against Expenses and Liabilities in connection with any Proceeding arising out of acts or omissions of Indemnitee occurring during Indemnitee's service as a director or as an officer of the Corporation to the fullest extent permitted by applicable law or the Bylaws of the Corporation in effect on the date hereof or as such law or Bylaws may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than the law or Bylaws permitted the Corporation to provide before such amendment). The right to indemnification provided in the Bylaws shall be presumed to have been relied upon by Indemnitee in serving or continuing to serve the Corporation and shall be enforceable as a contract right. Without diminishing the scope of the indemnification provided by this Section 2, the Corporation shall indemnify Indemnitee whenever he or she is or was a party or is threatened to be made a party to any Proceeding, including without limitation any such Proceeding brought by or in the right of the Corporation, because he or she is or was a director or officer of the Corporation or because of anything done or not done by Indemnitee in such capacity, against Expenses and Liabilities actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding, including the costs of any investigation, defense, settlement or appeal, except that no indemnification shall be made with respect to any claim, issue or matter (i) if a final adjudication establishes that his or her actions were not taken in good faith or in a manner reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, with no reasonable cause to believe his or her conduct was unlawful, or (ii) if Indemnitee was finally adjudged to be liable to the Corporation by a court of competent jurisdiction unless and to the extent that a Delaware Court of Chancery or the court in which the action was heard determines that Indemnitee is entitled to indemnification for such amounts as the court deems proper. In addition to, and not as a limitation of, the foregoing, the rights of indemnification of Indemnitee provided under this Agreement shall include those rights set forth in Sections 3, 7, 8 and 13 below.

         (b) Indemnitee shall be paid promptly by the Corporation all amounts necessary to effectuate the foregoing indemnity.

         3. Advance of Expenses. All reasonable Expenses incurred by or on behalf of Indemnitee shall be advanced from time to time by the Corporation to Indemnitee within thirty (30) days after the Corporation's receipt of a written request for an advance of Expenses, whether prior to or after final disposition of a Proceeding (except to the extent that there has been a Final Adverse Determination that Indemnitee is not entitled to be indemnified for such Expenses), including without limitation any Proceeding brought by or in the right of the Corporation. The written request for an advancement of any and all Expenses under this paragraph shall contain reasonable detail of the Expenses incurred by Indemnitee. If required by law at the time of such advance, Indemnitee hereby agrees to repay the amounts advanced if it is ultimately determined that Indemnitee is not entitled to be indemnified pursuant to the terms of this Agreement.

         4. Limitations. The foregoing indemnity and advance of Expenses shall apply only to the extent that Indemnitee has not been indemnified and reimbursed pursuant to such insurance as the Corporation may maintain for Indemnitee's benefit, or otherwise; provided, however, that notwithstanding the availability of such other indemnification and reimbursement, Indemnitee may claim indemnification and advancement of Expenses pursuant to this Agreement by assigning to the Corporation, at its request, Indemnitee's claims under such insurance to the extent Indemnitee has been paid by the Corporation. In addition, the foregoing indemnity and advance of expenses shall not apply to an accounting of profits made from the purchase and sale by the Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended.

         5.       Maintenance of Insurance and Self-Insurance.

         (a) Subject only to the provisions of Section 5(b) hereof, so long as Indemnitee shall continue to serve as a director or officer of the Corporation, and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that Indemnitee is or was a director or officer of the Corporation (or while such a director or officer, served as a director, officer, employee or agent of the Corporation or as a director, officer, trustee, partner, employee or agent of a Subsidiary, as hereafter defined, or at the Corporation's request, served in any such position with any other corporation, partnership, joint venture, trust or other enterprise), the Corporation shall seek to purchase and maintain in effect for the benefit of Indemnitee one or more valid, binding and enforceable policies of directors' and officers' liability insurance ("D&O Insurance").

         (b) The Corporation shall not be required to maintain said policy or policies of D&O Insurance in effect if said insurance is not reasonably available or if, in the reasonable business judgment of the Board of Directors, either (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage, or (ii) such insurance provides insufficient benefit by reason of the extent of applicable exclusions, the limitation of the insurer's liability, the size of retentions, or any other similar limitations under any such policy.

         (c) In the event the Corporation does not purchase and maintain D&O Insurance in effect, the Corporation agrees to use its best efforts to make, establish and fund one or more independent financial arrangements, such as an indemnification trust, letter of credit or security arrangement, that will, in the best judgment of the Board of Directors, provide the greatest reasonable assurance that Indemnitee is and will be held harmless and indemnified to the full extent permitted by law.

         6.       Procedure for Determination of Entitlement to Indemnification.


         (a) Whenever Indemnitee believes that he or she is entitled to indemnification pursuant to this Agreement, Indemnitee shall submit a written request for indemnification to the Corporation. Any request for indemnification shall include sufficient documentation or information reasonably available to Indemnitee to support his or her claim for indemnification. Indemnitee shall submit such claim for indemnification within a reasonable time not to exceed five years after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, final termination or other disposition or partial disposition of any Proceeding, whichever is the later date for which Indemnitee requests indemnification. The President or the Secretary or other appropriate officer shall, promptly upon receipt of Indemnitee's request for indemnification, advise the Board of Directors in writing that Indemnitee has made such request. Determination of Indemnitee's entitlement to indemnification shall be made not later than thirty
(30) days after the Corporation's receipt of his or her written request for such indemnification.

         (b) The Indemnitee shall be entitled to select the forum in which Indemnitee's request for indemnification will be heard, which selection shall be included in the written request for indemnification required in Section 6(a). The forum shall be any one of the following:

                  (i)      The stockholders of the Corporation;

                  (ii) A quorum of the Board of Directors consisting of Disinterested Directors;

                  (iii) Independent Legal Counsel, who shall made the determination in a written opinion; or

                  (iv) A panel of three arbitrators, one selected by the Corporation, another by Indemnitee and the third by the first two arbitrators selected. If for any reason three arbitrators are not selected within thirty (30) days after the appointment of the first arbitrator, then selection of additional arbitrators shall be made by the American Arbitration Association. If any arbitrator resigns or is unable to serve in such capacity for any reason, the American Arbitration Association shall select such arbitrator's replacement. The arbitration shall be conducted pursuant to the commercial arbitration rules of the American Arbitration Association now in effect.


         If Indemnitee fails to make such designation, his or her claim shall be determined by a quorum of the Board of Directors consisting of Disinterested Directors, if available. If no such quorum is available, the designation shall be made by an appropriate court of the State of Delaware.


         7. Fees and Expenses of Independent Legal Counsel. The Corporation agrees to pay the reasonable fees and expenses of Independent Legal Counsel or a panel of three arbitrators should such Counsel or such panel of arbitrators be retained to make a determination of Indemnitee's entitlement to indemnification pursuant to Section 6 of this Agreement, and to fully indemnify such Counsel or arbitrators against any and all expenses and losses incurred by any of them arising out of or relating to this Agreement or their engagement pursuant hereto.

         8.       Remedies of Indemnitee.

         (a) In the event that (i) a determination pursuant to Section 6 hereof is made that Indemnitee is not entitled to indemnification, (ii) advances of Expenses are not made pursuant to this Agreement, (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement, or (iv) Indemnitee otherwise seeks enforcement of this Agreement, Indemnitee shall be entitled to a final adjudication in an appropriate court of the State of Delaware of his or her rights. The Corporation shall not oppose Indemnitee's right to seek any such adjudication.

         (b) In the event that a determination that Indemnitee is not entitled to indemnification, in whole or in part, has been made pursuant to Section 6 hereof, the decision in the judicial proceeding provided in paragraph (a) of this Section 8 shall be made de novo and

Indemnitee shall not be prejudiced by reason of a determination that he or she is not entitled to indemnification.

         (c) If a determination that Indemnitee is entitled to indemnification has been made pursuant to Section 6 hereof or otherwise pursuant to the terms of this Agreement, the Corporation shall be bound by such determination in the absence of (i) a misrepresentation or omission of a material fact by Indemnitee or (ii) a specific finding (which has become final) by an appropriate court of the State of Delaware that all or any part of such indemnification is expressly prohibited by law.

         (d) In any court proceeding pursuant to this Section 8, the Corporation shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Corporation shall stipulate in any such court that the Corporation is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

         (e) Expenses reasonably incurred by Indemnitee in connection with his or her request for indemnification under this Agreement, seeking enforcement of this Agreement or to recover damages for breach of this Agreement shall be borne by the Corporation.

         9. Modification, Waiver, Termination and Cancellation. No supplement, modification, termination, cancellation or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

         10. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

         11. Notice by Indemnitee and Defense of Claim. Indemnitee shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative or investigative, but the omission so to notify the Corporation will not relieve it from any liability which it may have to Indemnitee if such omission does not prejudice the Corporation's rights. If such omission does prejudice the Corporation's rights, the Corporation will be relieved from liability only to the extent of such prejudice; nor will such omission relieve the Corporation from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any Proceeding as to which Indemnitee notifies the Corporation of the commencement thereof:

         (a) The Corporation will be entitled to participate therein at its own expense; and

                           (b) The Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided, however, that the Corporation shall not be entitled to assume the defense of any Proceeding if Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee with respect to such Proceeding. After notice from the Corporation to Indemnitee of its election to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his or her own counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless:


                  (i) The employment of counsel by Indemnitee has been authorized by the Corporation;

                  (ii) Indemnitee shall have reasonably concluded that counsel engaged by the Corporation cannot adequately represent Indemnitee;


                  (iii) The Corporation shall not in fact have employed counsel to assume the defense in such Proceeding or shall not in fact have assumed such defense and be acting in connection therewith with reasonable diligence; or

                  (iv) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee with respect to such Proceeding;


in each of which cases the fees and expenses of such counsel shall be at the expense of the Corporation.

         (c) The Corporation shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent; provided, however, that Indemnitee will not reasonably withhold his or her consent to any proposed settlement.

         12. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

         (a)      If to Indemnitee to:

                   -------------------

                   -------------------

                   -------------------

         (b)      If to the Corporation to:

                  The PRIMA Group International, Inc.
                  Attn:  President
                  447 S. Sharon Amity Rd., Suite 250
                  Charlotte, NC  28211

or to such other address as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

         13. Nonexclusivity. The rights of Indemnitee hereunder shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under the Delaware General Corporation Law, the Corporation's Certificate of Incorporation or Bylaws, or any agreements, vote of stockholders, resolution of the Board of Directors or otherwise.

         14.      Certain Definitions.


         (a) "Disinterested Director" shall mean a director of the Corporation who is not or was not a party to, or whose property or interests are not affected, the Proceeding in respect of which indemnification is being sought by Indemnitee.


         (b) "Expenses" shall include all direct and indirect costs (including, without limitation, attorneys' fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses and reasonable compensation for time spent by Indemnitee for which he or she is otherwise not compensated by the Corporation) actually and reasonably incurred in connection with a Proceeding or establishing or enforcing a right to indemnification under this Agreement, applicable law or otherwise; provided, however, that "Expenses" shall not include any Liabilities.


         (c) "Final Adverse Determination" shall mean that a determination that Indemnitee is not entitled to indemnification shall have been made pursuant to
Section 6 hereof and either (i) a final unappealable adjudication in a Delaware court pursuant to Section 8(a) hereof shall have denied Indemnitee's right to indemnification hereunder, or (ii) Indemnitee shall have failed to file a complaint in a Delaware court pursuant to Section 8(a) for a period of one hundred twenty (120) days after the determination made pursuant to Section 6 hereof.


         (d) "Indemnification Period" shall mean the period of time during which Indemnitee shall continue to serve as a director or as an officer of the Corporation, and thereafter so long as Indemnitee shall be subject to any possible Proceeding arising out of acts or omissions of Indemnitee as a director or as an officer of the Corporation.

         (e) "Independent Legal Counsel" shall mean a law firm or a member of a law firm selected by the Corporation and approved by Indemnitee (which approval shall not be unreasonably withheld) and that neither is presently nor in the past five (5) years has been retained to represent: (i) the Corporation, in any material matter, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Legal Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee's right to indemnification under this Agreement.

         (f) "Liabilities" shall mean liabilities of any type whatsoever including, but not limited to, any judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of any proceeding.

         (g) "Proceeding" shall mean any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, including any appeal therefrom.

         (h) "Subsidiary" shall mean any corporation, joint venture, trust, partnership, unincorporated business association or other enterprise of which more than 50% of the outstanding capital stock having voting power to elect a majority of the board of directors or similar body of such enterprise is owned by the Corporation (irrespective of whether or not, at the time capital stock of any other class or series of such enterprise shall or might have voting power upon the occurrence of any contingency) or which the Corporation otherwise controls or a non-profit corporation which receives its principal financial support from the Corporation or its Subsidiaries.


         15. Binding Effect, Duration and Scope of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, the successors and assigns of the Corporation (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation), spouses, heirs and personal and legal representatives. This Agreement shall continue in effect during the Indemnification Period, regardless of whether Indemnitee continues to serve as a director or as an officer.


         16. Severability. If any provision or provisions of this Agreement (or any portion hereof) shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

         (a) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and

         (b) to the fullest extent legally possible, the provisions of this Agreement shall be construed so as to give effect to the intent of any provision held invalid, illegal or unenforceable.

         17. Governing Law and Interpretation of Agreement. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware. If the laws of the State of Delaware are hereafter amended to permit the Corporation to provide broader indemnification rights than said laws permitted the Corporation to provide prior to such amendment, the rights of indemnification and advancement of expenses conferred by this Agreement shall automatically be broadened to the fullest extent permitted by the laws of the State of Delaware, as so amended.

         18. Consent to Jurisdiction. The Corporation and Indemnities each irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

         19. Entire Agreement. This Agreement represent the entire agreement between the parties hereto, and there are no other agreements, contracts or understandings between the parties hereto with respect to the subject matter of this Agreement, expect as specifically referred to herein or as provided in
Section 13 hereof.

         20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

                                     THE PRIMA GROUP INTERNATIONAL, INC.




                                     By:  ____________________________________


                                     Its:  ____________________________________



                                      ----------------------------------------
                                      (INDEMNITEE)